 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-271423
PROSPECTUS SUPPLEMENT
(To Prospectus dated April 28, 2023)
SES AI CORPORATION
Up to $150,000,000
Class A Common Stock
We have entered into a Controlled Equity OfferingSM Sales Agreement (the “ATM Agreement”) with Cantor Fitzgerald & Co., Canaccord Genuity LLC, Needham & Company, LLC and Oppenheimer & Co. Inc. (each a “Sales Agent” and together, the “Sales Agents”), dated February 28, 2025, relating to the sale of shares of our Class A common stock, par value $0.0001 per share (the “Class A common stock”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the ATM Agreement, under this prospectus supplement, we may offer and sell shares of our Class A common stock having an aggregate offering price of up to $150,000,000 from time to time through any Sales Agent.
Our Class A common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “SES.” On February 27, 2025, the closing sale price of shares of our Class A common stock was $0.68.
Sales of our Class A common stock, if any, under this prospectus supplement and the accompanying prospectus will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agents are not required to sell any specific amount of securities, but will act as our sales agents using commercially reasonable efforts consistent with their normal trading and sales practices to sell on our behalf all of the shares of Class A common stock requested to be sold by us, on mutually agreed terms between the Sales Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The compensation to any Sales Agent for sales of our Class A common stock sold pursuant to the ATM Agreement will be an amount up to 3.0% of the gross proceeds of any shares of Class A common stock sold under the ATM Agreement. In connection with the sale of the Class A common stock on our behalf, each Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to any Sales Agent will be deemed to be underwriting commissions or discounts. See “Plan of Distribution” beginning on page S-7 for additional information regarding the compensation to be paid to the Sales Agents. We have also agreed to provide indemnification and contribution to each Sales Agent with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page S-3 of this prospectus supplement and similar sections contained in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Cantor	Canaccord	Needham & Company	Oppenheimer & Co.
The date of this prospectus supplement is February 28, 2025.

PROSPECTUS SUPPLEMENT
PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-271423) that we have filed with the U.S. Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. By using a shelf registration statement, we may offer shares of our Class A common stock having an aggregate offering price of up to $150,000,000 from time to time under this prospectus supplement and the accompanying prospectus at prices and on terms to be determined by market conditions at the time of the offering.
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of Class A common stock and related matters and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, including the documents incorporated by reference into the accompanying prospectus, which gives more general information, some of which may not apply to this offering of Class A common stock. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, the information in this prospectus supplement shall control; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.
We have not, and the Sales Agents have not, authorized anyone to provide you with information other than that contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus and your reliance on any unauthorized information or representation is at your own risk. We are not, and the Sales Agents are not, making an offer to sell or soliciting any offer to buy our Class A common stock in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any prospectus supplement or free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering in their entirety before making an investment decision.
This prospectus supplement does not contain all of the information that is important to you. Before buying any of the Class A common stock that we are offering, we urge you to carefully read this prospectus supplement and all of the information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information.” These documents contain important information that you should consider when making your investment decision.
We are offering to sell, and seeking offers to buy, shares of Class A common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement, the accompanying prospectus and the offering of our Class A common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
As used in this prospectus supplement, unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” “SES,” and the “Company” refer to SES AI Corporation, a Delaware corporation (f/k/a Ivanhoe Capital Acquisition Corp., a Cayman Islands exempted company) and its consolidated subsidiaries.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain statements that the Company believes are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements relating to expectations for future financial performance, business strategies or expectations for our business. These statements are based on the beliefs and assumptions of the management of the Company. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, it cannot provide assurance that it will achieve or realize these plans, intentions or expectations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus supplement, words such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “strive,” “target,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
You should not place undue reliance on these forward-looking statements. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements.
The forward-looking statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are made only as of the date hereof. You should not rely upon forward-looking statements as predictions of future events. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, the Company cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. The Company does not undertake any obligation to update publicly any forward-looking statements for any reason after the date of this prospectus supplement to conform these statements to actual results or to changes in expectations, except as required by law. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein with the understanding that the actual future results, levels of activity, performance, events and circumstances of the Company may be materially different from what is expected.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY
This summary provides a general overview of selected information and does not contain all of the information you should consider before buying our Class A common stock. Before you decide to invest in our Class A common stock, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements and related notes and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.
Company Overview
We are a leading developer and manufacturer of high-performance, AI-enhanced Lithium-Metal (“Li-Metal”) and Lithium-ion (“Li-ion”) rechargeable battery technologies for electric vehicles (“EVs”), Urban Air Mobility, drones, robotics, Battery Energy Storage Systems and other applications. Our differentiated battery technology has been designed to combine the high energy density of Li-Metal and Li-ion with the large-scale manufacturability of conventional Li-ion batteries in order to help promote the transition from the global dependence on fossil fuel-based vehicles to clean and efficient EVs, with the goal of enabling a new era of electric transportation on land and in the air. We are seeking to accelerate our pace of innovation by currently utilizing artificial intelligence (“AI”) across the spectrum of our business, from engineering and manufacturing to battery health and safety monitoring and AI-accelerated battery materials discovery.
Our mission is to accelerate the world’s energy transition through material discovery and battery management. Our team has dedicated the past decade to developing a comprehensive and proprietary Li-Metal and Li-ion battery technology platform, including high concentration solvent-in-salt electrolyte, ultra-thin wide format lithium anode, protective anode coating, and novel cell engineering processes that are based on scalable Li-ion manufacturing but address unique lithium metal plating challenges. As we build more AI-enhanced Li-Metal and Li-ion cells and generate more data, AI has become an increasingly integral part of our business in material development, battery health monitoring and incident prediction, with our AI initiatives consisting of AI for Science, AI for Manufacturing and AI for Safety. We believe that our AI for Science has the potential to accelerate our pipeline material discovery by mapping the vast universe of small molecules, with the goal to improve battery performance and safety. Our AI for Manufacturing uses machine learning to help define and fine-tune quality specifications based on manufacturing process data. Our AI for Safety is designed to monitor battery state-of-health and predict incidents more accurately than conventional battery management system.
Corporate Information
We incorporated under the name “Ivanhoe Capital Acquisition Corp.” on July 8, 2020 as a Cayman Islands exempted company for purposes of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. On February 2, 2022, in connection with the consummation of our business combination, we domesticated in the State of Delaware and changed our name to “SES AI Corporation.”
The mailing address of our principal executive office is 35 Cabot Road Woburn, Massachusetts, 01801, and our telephone number is (339) 298-8750. Our website is https://www.ses.ai/. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only. Our Class A common stock trades on the NYSE under the symbol “SES.”
Smaller Reporting Company
We qualify as a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K under the Securities Act. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which we fail to meet the following criteria: (i) the market value of our common stock held by non-affiliates does not exceed $250 million as of the end of that fiscal year’s second fiscal quarter; or (ii) the market value of our common stock held by non-affiliates does not exceed $700 million as of the end of that fiscal year’s second fiscal quarter and our annual revenues for the prior completed fiscal year do not exceed $100 million. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

THE OFFERING
Class A Common stock offered by us
Shares of our Class A common stock having an aggregate offering price of up to $150,000,000.
Class A Common stock outstanding following this offering
541,366,843 (assuming the sale of $150,000,000 of shares of our Class A common stock at an assumed offering price of $0.68 per share, which was the last reported sale price of our Class A common stock on the NYSE on February 27, 2025. The actual number of shares of Class A common stock issued will vary depending on how many shares of our Class A common stock we choose to sell and the prices at which such sales occur.)
Plan of Distribution
“At the market offering” that may be made from time to time on the NYSE or other existing trading market for our common stock through the Sales Agents. See the section titled “Plan of Distribution” on page S-7 of this prospectus supplement.
Use of Proceeds
We intend to use the net proceeds of this offering for general corporate and working capital purposes. See the section titled “Use of Proceeds” on page S-5 of this prospectus supplement.
Risk Factors
Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in shares of our Class A common stock.
New York Stock Exchange
symbol
“SES”
The number of shares of our Class A common stock to be outstanding prior to this offering as shown above is based on 320,778,608 shares of our common stock legally outstanding as of February 21, 2025, and excludes:
•
5,997,166 shares of our Class A common stock issuable upon the exercise of stock options outstanding as of February 21, 2025, having a weighted average exercise price of $0.19 per share;

•
16,123,291 shares of Class A common stock issuable upon the vesting of restricted and performance stock units outstanding as of February 21, 2025;

•
an aggregate of 38,317,759 shares of Class A common stock reserved for future issuance under our equity incentive plan as of February 21, 2025;

•
43,881,251 shares of Class B common stock, par value $0.0001 per share (the “Class B common stock”), that is convertible on a one-for-one basis into a share of Class A common stock; and

•
an aggregate of 14,213,280 shares of Class A common stock issuable upon the exercise of certain warrants to purchase shares of Class A common stock.

RISK FACTORS
Investment in our Class A common stock offered pursuant to this prospectus supplement involves risks. Our business, financial condition, and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. Before you make an investment decision regarding the securities, you should carefully consider the risks and uncertainties in our most recent Annual Report on Form 10-K, and in any updates to those Risk Factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus supplement or incorporated by reference into this prospectus supplement and the accompanying prospectus, in light of your particular investment objectives and financial circumstances. The risks described in those documents are not the only ones that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations, our financial results and the value of the securities.
Additional Risks Relating to our Company, our Class A common stock and this Offering
We will have broad discretion to determine how to use the funds raised in this offering, and may use them in ways that may not enhance our operating results or the price of our Class A common stock.
Our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways our stockholders may not agree with or that do not yield a favorable return, if at all. Because of the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. We expect to use the proceeds from this offering for working capital and other general corporate purposes. If we do not invest or apply the proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.
You may experience future dilution as a result of future equity offerings and other issuances of our Class A common stock or other securities, including securities that are exercisable for or convertible into Class A common stock. In addition, this offering and future equity offerings and other issuances of our Class A common stock or other securities, or the perception of such offerings, may adversely affect the trading price of our Class A common stock.
In order to raise additional capital, we may in the future offer additional shares of our Class A common stock or other securities convertible into or exchangeable for our Class A common stock at prices that may not be the same as the price per share in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Class A common stock or securities convertible into Class A common stock in future transactions may be higher or lower than the price per share in this offering. You will incur dilution upon exercise of any outstanding stock options or upon the issuance of shares of Class A common stock under our stock incentive programs.
In addition, the sale of a substantial number of shares of our Class A common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our Class A common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our Class A common stock at any time pursuant to this prospectus or in one or more separate offerings. We cannot predict the effect that future sales of Class A common stock or other equity-related securities would have on the market price of our Class A common stock.
The actual number of shares we will issue under the ATM Agreement and the gross proceeds resulting from those sales, at any one time or in total, is uncertain.
Subject to certain limitations in the ATM Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to any Sales Agent at any time throughout the term of the ATM Agreement. The number of shares of Class A common stock that are sold by the Sales Agents after delivering a placement notice will fluctuate based on the market price and trading volume of our Class A common stock during the sales period and limits we set with the Sales Agents. Because the price per share of each share sold will fluctuate based on the market price of our Class A common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued, the price per share or the gross proceeds to be raised in connection with those sales.
The Class A common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares of Class A common stock in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares of Class A common stock sold, and there is no minimum or maximum sales price. In addition, subject to the final determination by our board of directors (the “Board”) or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares of Class A common stock to be sold in this offering. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.
We do not intend to pay future dividends on our common stock.
We have not paid cash dividends on our shares of Class A common stock and currently do not anticipate paying future cash dividends for the foreseeable future. Any determination to pay future dividends and other distributions in cash, stock, or property by us in the future will be at the discretion of the Board and will be dependent on then-existing conditions, including our financial condition and results of operations and contractual restrictions. We are also limited in our ability to pay dividends or make other distributions to our shareholders without the consent of our lender. Therefore, stockholders should not rely on future dividend income from shares of our Class A common stock.

USE OF PROCEEDS
We may issue and sell shares of our Class A common stock having aggregate sales proceeds of up to $150,000,000 from time to time under this prospectus. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the ATM Agreement with the Sales Agents as a source of financing.
Our management will have broad discretion over the uses of the net proceeds in this offering. We intend to use the net proceeds, if any, from this offering for general corporate and working capital purposes.
Pending the use of the net proceeds described above, we plan to invest the net proceeds from this offering in a variety of capital preservation investments, including short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.
Our expected use of proceeds from this offering represents our current intentions based on our present plans and business condition. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the proceeds to be received upon the completion of this offering or the actual amounts that we will spend on the uses set forth above.

DIVIDEND POLICY
We have not paid any cash dividends on our shares of Class A common stock to date and do not anticipate paying any cash dividends for the foreseeable future. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition as well as general business conditions. The payment of any cash dividends will be within the discretion of the Board at such time.

PLAN OF DISTRIBUTION
We have entered into the ATM Agreement with the Sales Agents. Pursuant to this prospectus supplement, we may offer and sell shares of our Class A common stock having an aggregate gross sales price of up to $150,000,000 from time to time through the Sales Agents acting as agents. A copy of the ATM Agreement has been filed as an exhibit to our Annual Report on Form 10-K for the year ending December 31, 2024, and is incorporated by reference into this prospectus supplement.
Upon delivery of a placement notice to a Sales Agent and subject to the terms and conditions of the ATM Agreement, such Sales Agent may sell shares of our Class A common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct the Sales Agents not to sell shares of our Class A common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Sales Agents may suspend the offering of shares of our Class A common stock upon notice and subject to other conditions.
We will pay the Sales Agents commissions, in cash, for their respective services in acting as agents in the sale of our Class A common stock. The Sales Agents will be entitled to compensation at a commission rate of up to 3.0% of the sales price per share sold under the ATM Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Sales Agents for certain specified expenses, including the fees and disbursements of their legal counsel in an amount not to exceed (a) $75,000 in connection with the execution of the ATM Agreement, (b) $25,000 per calendar quarter thereafter pursuant to the terms of the ATM Agreement and (c) $25,000 for each program “refresh” (filing of a new registration statement, prospectus or prospectus supplement relating to the Class A common stock and/or an amendment of the ATM Agreement) executed pursuant to the ATM Agreement. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Cantor under the terms of the ATM Agreement, will be approximately $0.2 million.
Settlement for sales of shares of our Class A common stock will occur on the first trading day following the date on which any sales are made, or on some other date that is agreed upon by us and the applicable Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our Class A common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the applicable Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
The Sales Agents will use their commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase shares of our Class A common stock under the terms and subject to the conditions set forth in the ATM Agreement. In connection with the sale of shares of Class A common stock on our behalf, the Sales Agents each will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to each Sales Agent against certain civil liabilities, including liabilities under the Securities Act.
The offering of shares of our Class A common stock pursuant to the ATM Agreement will terminate upon the termination of the ATM Agreement as permitted therein. We and the Sales Agents may each terminate the ATM Agreement at any time upon ten days’ prior notice.
The Sales Agents and their respective affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Sales Agents will not engage in any market making activities involving our Class A common stock while the offering is ongoing under this prospectus supplement.
This prospectus supplement and the accompanying prospectus may be made available in electronic format on a website maintained by each of the Sales Agents, and each of the Sales Agents may distribute this prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS
The validity of the securities to be offered by this prospectus supplement will be passed upon for us by White & Case LLP, 1221 Avenue of the Americas, New York, New York 10020 . The Sales Agents are being represented in connection with this offering by DLA Piper LLP (US), New York, New York.
EXPERTS
The financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a “shelf” registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus, which are part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement, as permitted by the SEC. For further information pertaining to us and the securities offered in this prospectus supplement, reference is made to that registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us.
Our Class A common stock is listed on the NYSE under the symbol “SES.” General information about our company, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at https://www.ses.ai/ as soon as reasonably practicable after we file them with, or furnish them to, the SEC. We have included our website address in this prospectus supplement solely as an inactive textual reference. Information on, or than can be accessed through, our website is not incorporated into this prospectus supplement or other securities filings and is not a part of these filings.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede some of this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including filings made after the date of the initial registration statement, until we sell all of the shares covered by this prospectus supplement or the sale of shares by us pursuant to this prospectus supplement is terminated. In no event, however, will any of the information that we furnish to, pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than file with, the SEC be incorporated by reference or otherwise be included herein, unless such information is expressly incorporated herein by a reference in such furnished Current Report on Form 8-K or other furnished document. The documents we incorporate by reference are:
•
our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025;

•
our Current Report on Form 8-K, filed with the SEC on February 4, 2025; and

•
the description of our Class A common stock contained in our Registration Statement on Form 8-A (File No. 001-39845) as originally filed with the SEC on January 5, 2021, as amended on February 26, 2021, and any amendment or report filed for the purpose of updating this information (including Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021), which description is incorporated herein by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide each person to whom a prospectus is delivered a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. You may obtain copies of these filings, at no cost, through the “Investors” section of our website (https://www.ses.ai/) and you may request a copy of these filings (other than an exhibit to any filing unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:
SES AI Corporation
35 Cabot Road
Woburn, Massachusetts 01801
Attn: Jing Nealis
(339) 298-8750
Information on, or that can be accessed through, our website is not incorporated into this prospectus or other securities filings and is not a part of these filings.
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PROSPECTUS
SES AI CORPORATION
Primary Offering of
$300,000,000 of
Class A Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units
14,213,280 Shares of Class A Common Stock
Issuable Upon Exercise of Outstanding Warrants
Secondary Offering of
288,977,101 Shares of Class A Common Stock
5,013,333 Warrants to Purchase Shares of Class A Common Stock
Offered by the Selling Securityholders
This prospectus relates to (i) the offer and sale by SES AI Corporation, a Delaware corporation (the “Company,” “we,” “us” or “SES”) of up to $300,000,000 in the aggregate of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), preferred stock, debt securities, new warrants, rights or units, (ii) the issuance by us of up to 14,213,280 shares of Class A Common Stock, which may be issued upon exercise of outstanding warrants to purchase Class A Common Stock at an exercise price of $11.50 per share of Class A Common Stock, including public warrants and private placement warrants, and (iii) the offer and sale, from time to time, by certain selling securityholders named in this prospectus (each a “Selling Securityholder” and, collectively, the “Selling Securityholders”) of up to (a) an aggregate of 288,977,101 shares of Class A Common Stock, which includes up to (w) 43,881,251 shares of Class A Common Stock underlying the shares of the Company’s Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), (x) 240,051,300 shares of Class A Common Stock issued in connection with the consummation of the Business Combination (as defined herein), consisting of shares issued to shareholders of Old SES (as defined below) prior to the Business Combination or to certain institutional and accredited investors in a private placement concurrent with the closing of the Business Combination, (y) 5,013,333 shares of Class A Common Stock underlying outstanding private placement warrants and (z) 31,217 shares of Class A Common Stock owned by our former employees, and (b) up to 5,013,333 outstanding private placement warrants.
We previously filed a registration statement Form S-1 (File No. 333-262726) registering the issuance by us of up to 14,213,280 shares of Class A Common Stock and the offer and sale, from time to time, by the Selling Securityholders of up to 320,373,966 shares of Class A Common Stock and 5,013,333 outstanding private placement warrants, which was declared effective by the SEC on April 27, 2022 (the “Form S-1”). With respect to the 14,213,280 shares of Class A Common Stock, the Form S-1 also constituted a combined prospectus and post-effectively amended our prior registration statement on Form S-4 (File No. 333-258691). We filed a registration statement on Form S-3 (333-271423) to replace the Form S-1 with respect to the issuance by us of all shares of Class A Common Stock underlying outstanding public warrants and private placement warrants and the offer and sale by the Selling Securityholders of all outstanding securities still held by them, as well as to register up to $300,000,000 in the aggregate of Class A Common Stock, preferred stock, debt securities, new warrants, rights or units.
This prospectus provides you with a general description of such securities and the general manner in which we and the Selling Securityholders may offer or sell the securities. More specific terms of any securities that we and the Selling Securityholders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

We will not receive any proceeds from the sale by the Selling Securityholders of shares of Class A Common Stock or warrants pursuant to this prospectus or of the issuance by us of shares of Class A Common Stock issuable upon exercise of outstanding warrants pursuant to this prospectus, except with respect to amounts received by us upon exercise of the warrants to the extent such warrants are exercised for cash. However, we will pay the expenses, other than underwriting discounts and commissions, associated with the sale of securities by the Selling Securityholders pursuant to this prospectus.
Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. We or the Selling Securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how we and/or the Selling Securityholders may sell the securities in the section entitled “Plan of Distribution.” You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.
Our shares of Class A Common Stock are listed on the New York Stock Exchange under the symbol “SES.” On April 21, 2023, the closing sale price of shares of our Class A Common Stock was $1.97. Our warrants are listed on the New York Stock Exchange under the symbol “SES WS.” On April 21, 2023, the closing sale price of our warrants was $0.2401.
As of the date of this prospectus, our warrants are “out-of-the money,” which means that the trading price of the shares of our Class A Common Stock underlying our warrants is below the $11.50 exercise price (subject to adjustment as described herein) of the warrants. For so long as the warrants remain “out-of-the money,” we do not expect warrantholders to exercise their warrants and, therefore, we do not expect to receive cash proceeds from any such exercise. See the risk factor titled “Our public warrants may never be in the money, and they may expire worthless” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for more information.
Approximately 78% of the total shares of Class A Common Stock outstanding, and all shares of Class B Common Stock outstanding, as of March 31, 2023 are being registered for resale under this prospectus (assuming no exercise of any of our warrants). The sale of all of the securities registered for resale hereunder (and the shares of Class A Common Stock issuable upon exercise of our warrants), or the perception that such sales may occur, may cause the market prices of our securities to decline significantly. See “Risk Factors — Risks Relating to Our Common Stock and Warrants” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for more information.
Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 4 of this prospectus and similar sections contained in the documents incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 28, 2023.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we and the selling securityholders named in this prospectus (the “Selling Securityholders”) may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings. We may use the shelf registration statement to offer and sell up to $300,000,000 of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), preferred stock, debt securities, new warrants, rights or units and to issue up to 14,213,280 shares of Class A Common Stock upon exercise of the Public Warrants and the Private Placement Warrants (as defined below). The Selling Securityholders may use the shelf registration statement to sell up to an aggregate of 288,977,101 shares of Class A Common Stock (which includes up to (w) 43,881,251 shares of Class A Common Stock underlying the shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), (x) 240,051,300 shares of Class A Common Stock issued in connection with the consummation of the Business Combination (as defined herein), consisting of shares held by shareholders of Old SES (as defined below) prior to the Business Combination or PIPE Shares, (y) 5,013,333 shares of Class A Common Stock underlying Private Placement Warrants and (z) 31,217 shares of Class A Common Stock owned by our former employees) and up to 5,013,333 Private Placement Warrants from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that we or the Selling Securityholders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.
A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information.”
Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part. Before making an investment decision, you should read, in addition to this prospectus and the registration statement, any documents that we incorporate by reference in this prospectus, as referred to under “Where You Can Find More Information,” and you may obtain copies of those documents as described below.
Unless the context indicates otherwise, references to the “Company,” “SES,” “we,” “us” and “our” refer to SES AI Corporation, a Delaware corporation, and its consolidated subsidiaries following the Business Combination. References to “Ivanhoe” refer to Ivanhoe Capital Acquisition Corp. prior to the Business Combination and references to “Old SES” refer to SES Holdings Pte. Ltd., a Singapore private company limited by shares, prior to the Business Combination (each as defined below). The sponsor of Ivanhoe is Ivanhoe Capital Sponsor LLC, a Cayman Islands limited liability company (“Sponsor”). On January 11,

2021, Ivanhoe consummated its initial public offering, including a number of Class A ordinary shares and warrants to purchase Class A ordinary shares of Ivanhoe (the “Public Warrants”). Simultaneously with the closing of the initial public offering, Ivanhoe also consummated the private placement of 5,013,333 warrants to purchase Class A ordinary shares of Ivanhoe (the “Private Placement Warrants,” and collectively with the “Public Warrants,” the “Warrants”) with the Sponsor. On February 3, 2022 (the “Closing Date”), SES AI Corporation (formerly known as Ivanhoe Capital Acquisition Corp.) consummated its previously announced business combination (the “Business Combination”) with Old SES, pursuant to the terms of that certain Business Combination Agreement (as amended, the “Business Combination Agreement”) by and among the Company, Old SES, and Wormhole Amalgamation Sub Pte. Ltd., a Singapore private company limited by shares, and a direct, wholly-owned subsidiary of the Company (“Amalgamation Sub”). Pursuant to the terms of the Business Combination Agreement and in connection with the closing of the Business Combination (the “Closing”), (i) Ivanhoe migrated out of the Cayman Islands and domesticated as a Delaware corporation (the “Domestication”) by way of continuation and deregistration under Part XII of the Cayman Islands Companies Act and domestication under Section 388 of the Delaware General Corporation Law (“DGCL”), (ii) Ivanhoe changed its name to “SES AI Corporation,” and (iii) Amalgamation Sub merged with and into Old SES, with Old SES as the surviving company (the “Amalgamation”) (the time that the Amalgamation became effective is referred to as the “Effective Time”). As a result of the Amalgamation, Old SES became our wholly-owned subsidiary and all Warrants became exercisable pursuant to their terms for shares of Class A Common Stock. Additionally, in connection with the closing of the Business Combination, Ivanhoe issued an aggregate of 27,450,000 shares of Class A Common Stock (the “PIPE Shares”) to certain institutional and accredited investors at a purchase price of $10.00 per share, for aggregate gross proceeds of $275.4 million (the “PIPE Financing”).
TRADEMARKS
This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of it by, any other companies.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents incorporated herein by reference, contains forward-looking statements. These forward-looking statements include, without limitation, statements relating to expectations for future financial performance, business strategies or expectations for our business. These statements are based on the beliefs and assumptions of the management of the Company. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, it cannot assure you that it will achieve or realize these plans, intentions or expectations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus and/or the documents incorporated herein by reference, words such as “anticipate”, “believe”, “can”, “continue”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “seek”, “should”, “strive”, “target”, “will”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
You should not place undue reliance on these forward-looking statements. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to, those described in our filings made with the SEC from time to time incorporated herein by reference.
These forward-looking statements speak only as of the date of such statements. Forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SUMMARY OF THE PROSPECTUS
This summary highlights selected information contained in the documents we incorporate by reference and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the documents incorporated herein by reference, especially the risk factors, management’s discussion and analysis of financial condition and results of operations, and consolidated financial statements and the related notes. See the section titled “Where You Can Find More Information.”
Overview
We are a global leader in the development and production of high-performance, Lithium-Metal (“Li-Metal”) rechargeable battery technologies for electric vehicles (“EVs”), electric vehicle take-off and landing (“eVTOL”) and other applications. Old SES was founded in 2012, and our mission is to facilitate the widespread adoption of sustainable electric transportation, both on land and in air, by creating best-in-class, high energy density Li-Metal batteries centered around long-range performance and safety.
We have developed what we believe to be the world’s most advanced Li-Metal battery technology, and we have the management team in place to become a leading provider of batteries. Our third-party tested, differentiated battery technology has been designed to combine the high energy density of Li-Metal with the cost-effective, large-scale manufacturability of conventional Lithium-ion (“Li-ion”) batteries and will help to promote the transition from the global dependence on fossil fuel-based automotive vehicles to clean and efficient EVs.
Corporate Information
We incorporated under the name “Ivanhoe Capital Acquisition Corp.” on July 8, 2020 as a Cayman Islands exempted entity for purposes of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. On February 2, 2022, in connection with our Domestication in the State of Delaware, we changed our name to “SES AI Corporation.”
Our principal executive office is located at 35 Cabot Road, Woburn, MA 01801. Our telephone number is (339) 298-8750. Our website address is https://ses.ai. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

RISK FACTORS
An investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement. For more information, see “Where You Can Find More Information.”

USE OF PROCEEDS
Except as otherwise may be described in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us hereunder for general corporate purposes. We may also use such proceeds for temporary investments until we need them for general corporate purposes.
All of the shares of Class A Common Stock and Warrants offered by the Selling Securityholders will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales. We will receive up to an aggregate of approximately $163,453,330 from the exercise of all Warrants assuming the exercise in full of all such Warrants for cash. Our Warrants are currently “out-of-the money,” which means that the trading price of the shares of our Class A Common Stock underlying our Warrants is below the $11.50 exercise price (subject to adjustment as described herein) of the warrants. For so long as the Warrants remain “out-of-the money,” we do not expect warrantholders to exercise their warrants and, therefore, we do not expect to receive cash proceeds from any such exercise. See the risk factor titled “Our public warrants may never be in the money, and they may expire worthless” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for more information. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such Warrants for general corporate purposes which may include acquisitions or other strategic investments or repayment of outstanding indebtedness.
The Selling Securityholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Securityholders in disposing of their shares of securities, and we will bear all other costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK
A description of our Class A Common Stock and Class B Common Stock (collectively the “Common Stock”) and preferred stock is set forth in our registration statement on Form 8-A as originally filed with the SEC on January 5, 2021 and amended on February 26, 2021 and any amendment or report filed for the purpose of updating this information (including Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022), which description is incorporated by reference herein.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and a trustee named in a prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
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the title and ranking of the debt securities (including the terms of any subordination provisions);

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the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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any limit on the aggregate principal amount of the debt securities;

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the date or dates on which the principal of the securities of the series is payable;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to us in respect of the debt securities may be delivered;

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the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency of denomination of the debt securities, which may be U.S. Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

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the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

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if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

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any provisions relating to any security provided for the debt securities;

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any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

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any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

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the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

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whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Form, Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (the “Depositary”), or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described in the indenture, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
Depositary holds securities that its participants deposit with Depositary. Depositary also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in Depositary include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. Access to the Depositary system is also available to others (which we sometimes refer to as indirect participants) that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to Depositary and its participants are on file with the SEC.
So long as the debt securities are in book-entry form, you will receive payments and may transfer debt securities only through the facilities of the Depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated debt securities may be surrendered for payment, registration of transfer or exchange. We will make payments on book-entry debt securities to the Depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
If the debt securities are issued in definitive certificated form under the limited circumstances described in the indenture, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities, including the payment of principal, premium, if any, and interest on such debt securities. The indenture will not limit us from incurring or issuing other unsecured or secured debt and, unless otherwise indicated in the applicable prospectus supplement, the indenture will not contain any financial covenants.

No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:
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we are the surviving corporation or the successor person (if other than SES) is a corporation, organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

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immediately after giving effect to the transaction, no Default (as defined below) or Event of Default shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

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default in the payment of principal of any security of that series at its maturity;

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default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or SES and the trustee receives written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

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certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of SES;

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any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture will provide that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•
that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•
the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
The indenture will require us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture will provide that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
•
to cure any ambiguity, defect or inconsistency;

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to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

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to provide for uncertificated securities in addition to or in place of certificated securities;

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to add guarantees with respect to debt securities of any series or secure debt securities of any series;

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to surrender any of our rights or powers under the indenture;

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to add covenants or events of default for the benefit of the holders of debt securities of any series;

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to comply with the applicable procedures of the applicable depositary;

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to make any change that does not adversely affect the rights of any holder of debt securities;

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to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

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to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

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to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

We may also modify and amend the indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments (with the securities of each series voting as a class). We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
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reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

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reduce the principal amount of discount securities payable upon acceleration of maturity;

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waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

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make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

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make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

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waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance.   The indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions) upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants.   The indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
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we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

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any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:
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depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the applicable series of debt securities.
No Personal Liability of Directors, Officers, Employees or Securityholders
None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF WARRANTS
We may elect to offer new warrants from time to time in one or more series. The following description summarizes the general terms and provisions of the new warrants we may offer pursuant to this prospectus that are common to all series. For the avoidance of doubt, this section relates only to new warrants that we may issue and not any of our outstanding warrants, such as the Public Warrants or Private Placement Warrants, and we refer to such new warrants in this prospectus for the sake of simplicity as “warrants.”
The specific terms relating to any series of our warrants that we offer will be described in a prospectus supplement, which you should read. Because the terms of specific series of warrants offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below. The summary below is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the applicable warrant agreement relating to each series of warrants, which will be in the form filed as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part at or prior to the time of the issuance of such series of warrants.
General
We may issue warrants to purchase common stock, preferred stock, debt securities or any combination thereof (including in the form of units), which we refer to in this prospectus, collectively, as the “underlying warrant securities.” The warrants may be issued independently or together with any series of underlying warrant securities and may be attached or separate from the underlying warrant securities. Each series of warrants will be issued pursuant to a separate form of warrant and may be issued pursuant to a separate warrant agreement to be entered into between us and a warrant agent. Any warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
The applicable prospectus supplement will describe the terms of any series of warrants in respect of which this prospectus is being delivered, including the following:
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the title of the warrants;

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the aggregate number of warrants;

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the price or prices at which the warrants will be issued;

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the currency or currencies in which the price of the warrants may be payable;

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the designation and terms of the underlying warrant securities purchasable upon exercise of the warrants and the number of such underlying warrant securities issuable upon exercise of the warrants;

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the price at which and the currency or currencies, including composite currencies, in which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

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the date on which the right to exercise the warrants will commence and the date on which that right will expire (subject to any extension);

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whether the warrants will be issued in registered form or bearer form;

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if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

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if applicable, the designation and terms of the underlying warrant securities with which the warrants are issued and the number of the warrants issued with each underlying warrant security;

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if applicable, the date on and after which the warrants and the related underlying warrant securities will be separately transferable;

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information with respect to book-entry procedures, if any;

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if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the warrants; and

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any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Amendments and Supplements to Warrant Agreement
The warrant agreement for a series of warrants, if applicable, may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants.
DESCRIPTION OF RIGHTS
This section describes the general terms of the rights that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.
The particular terms of each issue of rights, the rights agreement relating to the rights and the rights certificates representing rights will be described in the applicable prospectus supplement, including, as applicable:
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the title of the rights;

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the date of determining the c entitled to the rights distribution;

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the title, aggregate number of shares of common stock or preferred stock purchasable upon exercise of the rights;

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the exercise price;

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the aggregate number of rights issued;

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the date, if any, on and after which the rights will be separately transferable;

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the date on which the right to exercise the rights will commence and the date on which the right will expire; and

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any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or preferred stock at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.
Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than securityholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS
The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, debt securities, and warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.
We will incorporate by reference into the registration statement, of which this prospectus is a part, the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.
General
We may issue units consisting of common stock, preferred stock, debt securities, and/or warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.
We will describe in the applicable prospectus supplement the terms of the series of units, including the following:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions of the governing unit agreement that differ from those described below; and

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any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units

The provisions described in this section, as well as those described in the sections entitled “Description of Common Stock and Preferred Stock,” “Description of Debt Securities,” and “Description of Warrants,” will apply to each unit and to any common stock, preferred stock, debt security, or warrant included in each unit, respectively.
Issuance in Series
We may issue units in such amounts and in such numerous distinct series as we determine.
Enforceability of Rights by Holders of Units
Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.
Title
We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
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a limited-purpose trust company organized under the New York Banking Law;

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a “banking organization” within the meaning of the New York Banking Law;

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a member of the Federal Reserve System;

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a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

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a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, or Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend paynts to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
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DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•
we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•
an Event of Default has occurred and is continuing with respect to such series of securities,

•
we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

SELLING SECURITYHOLDERS
This prospectus relates to the resale by the Selling Securityholders of (i) up to 5,013,333 Private Placement Warrants to purchase Class A Common Stock and (ii) up to 288,977,101 shares of Class A Common Stock, which includes up to (a) 43,881,251 shares of Class A Common Stock underlying shares of Class B Common Stock (including shares of Class B Common Stock that are subject to earn-out provisions in the Business Combination Agreement), (b) 240,051,300 shares of Class A Common Stock issued in connection with the consummation of the Business Combination (as defined herein), consisting of shares issued to shareholders of Old SES prior to the Business Combination (including shares of Class A Common Stock that are subject to earn-out provisions in the Business Combination Agreement) or PIPE Shares, (c) 5,013,333 shares of Class A Common Stock underlying the aforementioned Private Placement Warrants, and (d) 31,217 shares of Class A Common Stock owned by our former employees. The Selling Securityholders may from time to time offer and sell any or all of the shares of Class A Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the Class A Common Stock other than through a public sale. We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such shares of Class A Common Stock. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Class A Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that all of the earnout shares have been issued in accordance with the terms of the Business Combination Agreement and the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering.
The following table sets forth, as of the date of this filing (or such other date as such information was provided to us by the applicable Selling Securityholders), the name and address of the Selling Securityholders, the number of shares of Class A Common Stock beneficially owned, the number of shares of Class A Common Stock that the Selling Securityholders may offer pursuant to this prospectus and the number of shares of Class A Common Stock beneficially owned by the Selling Securityholders after the sale of the securities offered hereby.
Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares registered on its behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”
The beneficial ownership of shares of our Class A Common Stock and Class B Common Stock is based on 305,952,789 shares of our Class A Common Stock and 43,881,251 shares of Class B Common Stock as of April 12, 2023. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of warrants or stock options, within 60 days of April 12, 2023. Shares subject to warrants or options that are currently exercisable or exercisable within 60 days of April 12, 2023 that vest within 60 days of April 12, 2023 are considered outstanding and beneficially owned by the person holding such warrants or options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Except as noted by footnote, and subject to community property laws where applicable, based on the information provided to us, the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

	Beneficially Owned Before the Offering							Beneficially Owned After the Offering
Selling Securityholder	Shares of Class A Common Stock	% of Class A Common Stock	Number of Shares of Class B Common Stock	% of Class B Common Stock	Number of Private Placement Warrants	Number of Shares of Class A Common Stock Being Offered	Number of Private Placement Warrants Being Offered	Number of Shares of Class A Common Stock	% of Class A Common Stock	Number of Shares of Class B Common Stock	% of Class B Common Stock	Number of Private Placement Warrants
Dr. Qichao Hu(1)	30,817,618	8.9%	30,841,510	70.3%	—	30,841,510	—	125,736	*	—	—	—
Qichao Hu, As the Trustee of The Qichao Hu 2021 Annuity Trust March 31, 2021(1)	4,263,495	1.2%	4,263,495	9.7%	—	4,263,495	—	—	—	—	—	—
First State Trust Company, As Trustee of the Qichao Hu 2021 Irrevocable Trust U/A/D March 31, 2021(1)	4,388,123	1.3%	4,388,123	10%	—	4,388,123	—	—	—	—	—	—
First State Trust Company, As Trustee of the Qichao Hu Family Delaware Trust U/A/D March 31, 2021(1)	4,388,123	1.3%	4,388,123	10%	—	4,388,123	—	—	—	—	—	—
Anderson Investments Pte. Ltd.(2)	28,478,770	9.3%	—	—	—	28,478,770	—	—	—	—	—	—
Applied Ventures, LLC(3)	7,451,210	2.4%	—	—	—	7,451,210	—	—	—	—	—	—
Aranda Investments Pte. Ltd.(2)	6,196,987	2%	—	—	—	6,196,987	—	—	—	—	—	—
Bopu Global Private Equity Investment Portfolio LP(4)	150,000	*	—	—	—	150,000	—	—	—	—	—	—
Fidelity True North Fund, by its manager Fidelity Investments Canada ULC(5)	494,633	*	—	—	—	494,633	—	—	—	—	—	—
Franklin Strategic Series – Franklin Natural Resources Fund(6)	150,000	*	—	—	—	150,000	—	—	—	—	—	—
Franklin Templet on Investment Funds-Franklin Natural Resources Fund(7)	250,000	*	—	—	—	250,000	—	—	—	—	—	—
GCF Spower Ltd.(8)	2,000,000	*	—	—	—	2,000,000	—	—	—	—	—	—
General Motors Holdings LLC(9)	9,880,715	3.2%	—	—	—	9,880,715	—	—	—	—	—	—
General Motors Ventures LLC(9)	23,175,622	7.5%	—	—	—	23,175,622	—	—	—	—	—	—
Hel Ved Master Fund(10)	500,000	*	—	—	—	500,000	—	—	—	—	—	—
Honda Motor Co., Ltd.(11)	7,500,000	2.4%	—	—	—	7,500,000	—	—	—	—	—	—
Hyundai Motor Company(12)	9,650,858	3.2%	—	—	9,650,858	—	—	—	—	—	—
Icreate Investments Limited(13)	500,000	*	—	—	—	500,000	—	—	—	—	—	—
Ivanhoe Capital Sponsor LLC(14)	11,913,333	3.9%	—	—	5,013,333	11,913,333	5,013,333	—	—	—	—	—
Kia Corporation(12)	6,433,903	2.1%	—	—	—	6,433,903	—	—	—	—	—	—
LG Energy Solution Fund I LLC(15)	1,000,000	*	—	—	—	1,000,000	—	—	—	—	—	—
Long Siang Pte., Ltd.(16)	2,577,529	*	—	—	—	2,577,529	—	—	—	—	—	—
Peck Hong Hoon Alan(17)	50,000	*	—	—	—	50,000	—	—	—	—	—	—
SAIC Technologies Fund I, LLC(18)	5,839,932	1.9%	—	—	—	5,839,932	—	—	—	—	—
SAIC Technology Fund II, LLC(18)	788,550	*	—	—	—	788,550	—	—	—	—	—	—
Shanghai Achiever Ltd.(19)	10,368,304	3.4%	—	—	—	10,368,304	—	—	—	—	—	—
Shangqi Partners LLC(18)	156,895	*	—	—	—	156,895	—	—	—	—	—	—
SK Inc.(20)	42,007,759	13.7%	—	—	—	42,007,759	—	—	—	—	—	—
Spring Creek Capital, LLC(21)	1,987,233	*	—	—	—	1,987,233	—	—	—	—	—	—
Tianqi Lithium HK Co., Ltd.(22)	30,522,386	10%	—	—	—	30,522,386	—	—	—	—	—	—
Vance C. Brown(23)	10,000	*	—	—	—	10,000	—	—	—	—	—	—
Vertex Legacy Continuation Fund Pte. Ltd.(24)	32,256,315	10.5%	—	—	—	32,256,315	—	—	—	—	—	—
Vertex Ventures China IV, L.P.(25)	1,147,591	*	—	—	—	1,147,591	—	—	—	—	—	—
Walleye Opportunities Master Fund Ltd(26)	1,000,000	*	—	—	—	1,000,000	—	—	—	—	—	—
WJ-IBKS Global Fund No. 1(27)	500,000	*	—	—	—	500,000	—	—	—	—	—	—
Eric Victor Friedland(28)	150,000	*	—	—	—	150,000	—	—	—	—	—	—
Other Selling Securityholders (two securityholders)(29)	31,217	*	—	—	—	31,217	—	—	—	—	—	—

(1)
The address of each of these stockholders is c/o SES AI Corporation, 35 Cabot Road, Woburn, MA 01801. Dr. Qichao Hu is the Chief Executive Officer of the Company. The shares held directly by Mr. Hu include (i) 125,736 shares of New SES Class A Common Stock, 9,182 of which are Earn-Out Shares; and (ii) 30,716,882 shares of New SES Class B Common Stock, 2,799,859 of which are Founder Earn-Out Shares, and the shares of Class A Common Stock underlying such shares. An aggregate of 13,164,369 shares of New SES Class B Common Stock, 1,199,937 of which are Founder Earn-Out Shares, are held by various trusts affiliated with Dr. Hu. These trusts consist of: (i) Qichao Hu 2021 Irrevocable Trust U/A/D March 31, 2021; (ii) Qichao Hu Family Delaware Trust U/A/D March 31, 2021; and (iii) Qichao Hu 2021 Annuity Trust March 31, 2021 (collectively, the “Trusts”), each owning 4,388,123 shares of New SES Class B Common Stock and 399,979 Founder Earn-Out Shares, and the shares of Class A Common Stock underlying such shares.

(2)
The address of each of these securityholders is 60B Orchard Road, #06-18 Tower 2, The Atrium@Orchard, Singapore 238891.

(3)
The address of Applied Ventures, LLC is 3050 Bowers Avenue, Santa Clara, CA 95054.

(4)
The address of Bopu Global Private Equity Investment Portfolio LP is Rm 2501, Hengbang Land Building, Qiaoxiang Rd, Shenzhen, PR China.

(5)
Fidelity Investments Canada ULC is the manager of Fidelity True North Fund. The address of Fidelity True North Fund is 483 Bay Street, Suite 300, Toronto, Ontario, M5G 2N7. These shares include 94,633 public warrants.

(6)
The address of Franklin Strategic Series — Franklin Natural Resources Fund is One Franklin Parkway, San Mateo, CA 94403.

(7)
The address of Franklin Templeton Investment Funds — Franklin Natural Resources Fund is 8A, Rue Albert Borschette, Luxembourg, Luxembourg.

(8)
The address of GCF Spower Ltd. is Craigmuir Chambers, Road Town Tortola, VG 110, British Virgin Island.

(9)
The address of each of these securityholders is 300 Renaissance Center, Detroit, MI, 48265.

(10)
The address of Hel Ved Master Fund is Suite 4120, 41/F, Jardine House, 1 Connaught Place, Central Hong Kong.

(11)
The address of Honda Motor Co., Ltd. is 1-1, 2-Chome, Minami-Aoyama, Minato-Ku, Tokyo, Japan.

(12)
The address each of these securityholders is 12, Heolleung-Ro, Seocho-Gu, Seoul, South Korea

(13)
The address of Icreate Investments Limited is Floor 4, Willow House PO BOX 2804, Cricket Square, Grand Cayman KY1-1112.

(14)
The address of Ivanhoe Capital Sponsor LLC is 1177 Avenue of the Americas, 5th Floor, New York, NY 10036. Includes 6,900,000 shares of Class A Common Stock issued upon the conversion of Sponsor Shares in connection with the Closing; also includes 5,133,333 shares of Class A Common Stock underlying the private placement warants.

(15)
The address of LG Energy Solution Fund I LLC is 2952 Bunker Hill Lane, Suite 110, Santa Clara, CA 95054.

(16)
The address of Long Siang Pte., Ltd. is 6 Shenton Way #32-01, Singapore, 06809.

(17)
The address of Peck Hong Hoon Alan is One Newton Road #28-03 Singapore 307943.

(18)
The address of each of these securityholders is 2680 Zanker Road, STE 100, San Jose, CA 95134.

(19)
The address of Shanghai Achiever Ltd.is Room 605, Block A, 818 East Longhua Road, Shanghai, China.

(20)
The address of SK Inc. is 26, Jong-ro, Jongno-gu, Seoul, South Korea 03188.

(21)
The principal business address of the entity is 4111 E 37th Street, North Wichita, KS, USA 67220.

(22)
The address of Tianqi Lithium HK Co., Ltd. is No.10 East Gaopeng Road, Chengdu, Sichuan 610041, China.

(23)
The address of Vance C. Brown is 224 Vail Lane, North Salem, NY 10560.

(24)
The address of Vertex Legacy Continuation Fund Pte. Ltd. is 250 North Bridge Road, #11-01 Raffles City Tower, Singapore 179101.

(25)
The address of Vertex Ventures China IV, L.P. is 250 North Bridge Road, #11-01 Raffles City Tower, Singapore 179101.

(26)
The address of Walleye Opportunities Master Fund Ltd is 2800 Niagara Lane, N, Plymouth, MN 55447.

(27)
The address of WJ-IBKS Global Fund No. 1 is 11 Gukjegeumyung-ro, 6-Gil, Yeongdeungpo-Gu, Seoul, South Korea.

(28)
The address of Eric Victor Friedland is 6151 St. Georges Cres., West Vancouver BC V7W 1Y9, Canada.

(29)
Each of such persons beneficially own, in the aggregate, approximately less than 1% of the ordinary shares outstanding prior to this offering.

Material Relationships
The Company is party to a board observation agreement, dated as of July 12, 2021 (the “Board Observation Agreement”) with Hyundai Motor Company (“Hyundai”), pursuant to which, among other things, Hyundai has the right to appoint one person to act as a non-voting observer to our board of directors for so long as Hyundai, together with its affiliates, collectively continue to beneficially own at least 2% of our fully diluted outstanding equity securities.
For information on our relationships during the past three years with various of the Selling Securityholders or their affiliates that we consider material, see “Item 1. Part I. Business — Our Partnerships — Existing JDAs” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 16, 2023, and “Transactions with Related Persons” in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 21, 2023, each incorporated herein by reference.
PLAN OF DISTRIBUTION
This prospectus relates to from time to time (i) the offer and sale by us of up to $300,000,000 in the aggregate of the Company’s Class A Common Stock, preferred stock, debt securities, new warrants, rights or units and (ii) the resale by certain of the Selling Securityholders named in this prospectus of (a) an aggregate of 288,977,101 shares of Class A Common stock of the Company and (b) 5,013,333 Private Placement Warrants.
We are registering the securities covered by this prospectus on both our behalf and that of the Selling Securityholders. All costs, expenses and fees connected with the registration of such securities will be borne by us. Any brokerage commissions and similar expenses connected with selling such securities will be borne by both us and the Selling Securityholders, respectively, according to the allocation of securities sold.
We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders.
Upon effectiveness of the registration statement of which this prospectus forms a part, the securities beneficially owned by us or the Selling Securityholders covered by this prospectus may be offered and sold from time to time by us or the Selling Securityholders, as applicable. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. We and the Selling Securityholders and any of their permitted transferees may sell securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions.

Subject to the limitations set forth in any applicable registration rights agreement, we and the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:
•
purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
an over-the-counter distribution in accordance with the rules of the applicable exchange;

•
settlement of short sales entered into after the date of this prospectus;

•
agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

•
“at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•
sales directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
through a combination of any of the above methods; or

•
any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.
To the extent required, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
We, or in connection with the sale of the shares of Class A Common Stock registered hereby, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities or the PIPE Shares in the course of hedging the positions they assume. We or the Selling Securityholders may also sell the securities or PIPE Shares short and deliver these securities to close out their short positions, or loan or pledge the securities or PIPE Shares to broker-dealers that in turn may sell these shares. We or the Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).
In offering the securities covered by this prospectus, us, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
LEGAL MATTERS
Unless otherwise indicated in an applicable prospectus supplement, the validity of the securities to be offered by this prospectus will be passed upon for us by White & Case LLP, 1221 Avenue of the Americas, New York, New York 10020 and for any agents, underwriters, dealers, remarketing firms or other third parties by counsel named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of the Company and subsidiaries as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report on the effectiveness of internal control over financial reporting as of December 31, 2022, expresses an opinion that the Company did not maintain effective internal control over financial reporting as of December 31, 2022 because of the effect of material weaknesses on the achievement of the objectives of the control criteria, and contains an explanatory paragraph that states the Company did not have a sufficient complement of resources with assigned responsibility and accountability for the design, operation and documentation of internal control over financial reporting. This created deficiencies in the Company’s risk assessment process that led to ineffective information and communication activities as the controls necessary to ensure the reliability of information used in financial reporting and communicate relevant information about roles and responsibilities for internal control over financial reporting were ineffective. As a result, process-level control activities were not designed, implemented or operated effectively in the substantial majority of processes.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investors” at https://ses.ai. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below (excluding any portions of such documents that have been “furnished to” but not “filed with” the SEC for purposes of the Exchange Act):
•
our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 16, 2023;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022, from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 21, 2023;

•
our Current Reports on Form 8-K, filed with the SEC on January 27, 2023 and March 17, 2023; and

•
the description of our capital stock contained in our registration statement on Form 8-A (File No. 001-39845) filed on January 5, 2021 and amended on February 26, 2021, and any amendments or reports filed for the purposes of updating this description (including Exhibit 4.2 to the Annual Report on Form 10-K for the year ended December 31, 2022).

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information “furnished to,” rather than “filed with,” the SEC under the Exchange Act, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
SES AI Corporation
35 Cabot Road
Woburn, MA 01801
Telephone: (339) 298-875
Attention: Jing Nealis
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

SES AI CORPORATION
Up to $150,000,000
Class A Common Stock
PROSPECTUS SUPPLEMENT
Cantor	Canaccord	Needham & Company	Oppenheimer & Co.
February 28, 2025